Exhibit 99.1

The Bancorp, Inc. Reports Fourth Quarter and Fiscal 2016 Financial Results

Wilmington, DE – February 9, 2017 – The Bancorp, Inc. ("The Bancorp") (NASDAQ: TBBK), a financial holding company, today reported financial results for fourth quarter and fiscal 2016.

Highlights

•
Net interest income increased 34% to $25.0 million for the quarter ended December 31, 2016 compared to $18.6 million for the quarter ended December 31, 2015. Year over year, net interest income increased 29% to $90.0 million from $69.9 million.

•
Net interest margin increased to 2.84% for the quarter ended December 31, 2016 compared to 2.52% for the quarter ended December 31, 2015. Year over year, the net interest margin was 2.74% compared to 2.37%.

•	Loans, excluding loans held for sale, increased 14% to $1.23 billion at December 31, 2016 compared to $1.08 billion at December 31, 2015.

•	Direct lease financing increased 50% to $346.6 million from $231.5 million at December 31, 2015.

•	Small Business Administration ("SBA") loans increased 20% to $369.8 million from $307.1 million at December 31, 2015.

•	Security backed lines of credit ("SBLOC") increased 9% to $630.4 million from $575.9 million at December 31, 2015.

•
Prepaid card fee income increased 2% to $12.0 million for the quarter ended December 31, 2016 from $11.7 million for the quarter ended December 31, 2015. Year over year, prepaid card fee income increased 8% to $51.3 million.

•	Gross dollar volume on prepaid cards ("GDV") (1) increased 8% to $10.6 billion for Q4 2016 from $9.8 billion for Q4 2015. Year over year, GDV increased over 12%.

•	Assets held for sale from discontinued operations decreased 38% from $583.9 million at December 31, 2015 to $360.7 million at December 31, 2016.

•	The rate on our average deposits and interest bearing liabilities of $3.88 billion in Q4 2016 was 0.30% with a rate of 0.14% for $1.86 billion of average prepaid card deposits.

•	The $1.86 billion of average Q4 2016 prepaid card deposits, which are among the lowest cost of our deposits, reflected a 16% increase over fourth quarter 2015.

•	Book value per common share at December 31, 2016 of $5.40 per share. The Bancorp and its subsidiary, The Bancorp Bank, remain well capitalized.

(1) Gross dollar volume represents the total dollar amount spent on prepaid and debit cards issued by The Bancorp.

The Bancorp reported a net loss of $29.0 million, or $0.52 loss per diluted share, for the quarter ended December 31, 2016 compared to net income of $18.6 million, or $0.49 income per diluted share for the quarter ended December 31, 2015.  Net loss from continuing operations for the quarter ended December 31, 2016 was $24.0 million or a loss of $0.43 per diluted share compared to net income from continuing operations of $17.3 million or income of $0.46 per diluted share for the quarter ended December 31, 2015.  Loss from continuing operations does not include any income which may result from the reinvestment of the proceeds from sales of the remaining assets in The Bancorp's discontinued operations.  Tier one capital to assets, tier one capital to risk-weighted assets, total capital to risk-weighted assets and common equity-tier 1 ratios were 7.06%, 13.84%, 14.13% and 13.84% compared to well capitalized minimums of 5%, 8%, 10% and 6.5%.

Damian Kozlowski, The Bancorp's Chief Executive Officer, said, "Discontinued operations and Walnut Street were reevaluated with updated values, which resulted in a significant charge during the fourth quarter.  We've reviewed the related loan processes and enhanced related governance.  A commercial credit, in the discontinued loan portfolio, was impacted by suspected fraud leading to a write-down and loss in discontinued operations.  We've added additional details in this release on our credits from discontinued operations including a chart detailing the types of assets and other related information.  Our goal, as stated before, is to reduce risk in the portfolios and complete an orderly wind-down with the least amount of future volatility.  Our continuing operations results, excluding the charge to Walnut Street which resulted from the 2014 financing of the sale of certain discontinued operations loans, showed improvement this quarter.  This improvement reflected the elimination of the BSA lookback expense which terminated in the prior quarter.  It also reflected continuing revenue growth, while expense cuts and restructuring are also beginning to have an impact on profitability.  While certain of the expense cuts are not immediate, we have targeted total 2017 expense reductions of $20 million."

Conference Call Webcast

You may access the LIVE webcast of The Bancorp's Quarterly Earnings Conference Call at 8:00 AM ET Friday, February 10, 2017 by clicking on the webcast link on Bancorp's homepage at www.thebancorp.com. Or, you may dial 844.775.2543, access code 51403334.  You may listen to the replay of the webcast following the live call on The Bancorp's investor relations website or telephonically until Friday, February 17, 2017 by dialing 855.859.2056, access code 51403334.

About The Bancorp

 The Bancorp, Inc. (NASDAQ: TBBK) is dedicated to serving the unique needs of non-bank financial service companies, ranging from entrepreneurial start-ups to those on the Fortune 500. The company's chief financial institution, The Bancorp Bank (Member FDIC, Equal Housing Lender), has been repeatedly recognized in the payments industry as the Top Issuer of Prepaid Cards (US), a top merchant sponsor bank, and a top ACH originator. Specialized lending distinctions include National Preferred SBA Lender, a leading provider of securities-backed lines of credit, and one of the few bank-owned commercial leasing groups in the nation. For more information please visit www.thebancorp.com.

Forward-Looking Statements

Statements in this earnings release regarding Bancorp's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. These statements may be identified by the use of forward-looking terminology, including but not limited to the words "may," "believe," "will," "expect," "look," "anticipate," "estimate," "continue," or similar words.  For further discussion of the risks and uncertainties to which these forward-looking statements may be subject, see Bancorp's filings with the SEC, including the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of those filings. These risks and uncertainties could cause actual results to differ materially from those projected in the forward-looking statements. The forward-looking statements speak only as of the date of this press release. The Bancorp does not undertake to publicly revise or update forward-looking statements in this press release to reflect events or circumstances that arise after the date of this presentation, except as may be required under applicable law.

The Bancorp, Inc. Contact
Andres Viroslav
215-861-7990
aviroslav@thebancorp.com

The Bancorp, Inc.
Financial highlights
(unaudited)
	Three months ended		Year ended
	December 31,		December 31,
Condensed income statement	2016	2015	2016	2015
	(dollars in thousands except per share data)

Net interest income	$24,978	$18,582	$89,966	$69,931
Provision for loan and lease losses	1,550	300	3,360	2,100
Non-interest income
Service fees on deposit accounts	1,789	1,889	5,124	7,468
Card payment and ACH processing fees	1,343	1,489	5,526	5,731
Prepaid card fees	11,993	11,744	51,326	47,496
Gain (loss) on sale of loans	2,092	3,333	2,901	10,080
Gain on sale of investment securities	40	14,497	3,171	14,435
Gain on sale of health savings portfolio	-	33,531	-	33,531
Change in value of investment in unconsolidated entity	(24,720)	(1,412)	(37,033)	1,729
Leasing income	551	564	2,007	2,291
Debit card income	202	253	-	1,611
Affinity fees	1,056	967	4,563	3,358
Other non-interest income	508	3,412	5,401	5,337
Total non-interest income	(5,146)	70,267	42,986	133,067
Non-interest expense
Bank Secrecy Act and lookback consulting expenses	5	14,801	29,081	41,444
Other non-interest expense	42,123	44,198	169,492	152,644
Total non-interest expense	42,128	58,999	198,573	194,088
Income (loss) from continuing operations before income tax expense	(23,846)	29,550	(68,981)	6,810
Income tax expense (benefit)	153	12,267	(15,171)	1,450
Net income (loss) from continuing operations	(23,999)	17,283	(53,810)	5,360
Net income (loss) from discontinued operations, net of tax	(5,044)	1,336	(42,953)	8,072
Net income (loss) available to common shareholders	$(29,043)	$18,619	$(96,763)	$13,432

Net income (loss) per share from continuing operations - basic	$(0.43)	$0.46	$(1.21)	$0.14
Net income (loss) per share from discontinued operations - basic	$(0.09)	$0.03	$(0.96)	$0.21
Net income (loss) per share - basic	$(0.52)	$0.49	$(2.17)	$0.35

Net income (loss) per share from continuing operations - diluted	$(0.43)	$0.46	$(1.21)	$0.14
Net income (loss) per share from discontinued operations - diluted	$(0.09)	$0.03	$(0.96)	$0.21
Net income (loss) per share - diluted	$(0.52)	$0.49	$(2.17)	$0.35
Weighted average shares - basic	55,419,204	37,759,975	44,567,357	37,755,588
Weighted average shares - diluted	55,790,543	37,813,345	44,776,138	38,074,218

(a) For loss periods the weighted averages shares - basic is used in both the basic and diluted computations.

Balance sheet	December 31,	September 30,	June 30,	December 31,
	2016	2016	2016	2015
	(dollars in thousands)
Assets:
Cash and cash equivalents
Cash and due from banks	$4,127	$4,061	$4,006	$7,643
Interest earning deposits at Federal Reserve Bank	955,733	312,605	528,094	1,147,519
Securities sold under agreements to resell	39,199	39,463	39,360	-
Total cash and cash equivalents	999,059	356,129	571,460	1,155,162

Investment securities, available-for-sale, at fair value	1,248,613	1,334,927	1,328,693	1,070,098
Investment securities, held-to-maturity	93,467	93,495	93,537	93,590
Loans held for sale, at fair value	663,140	562,957	441,593	489,938
Loans, net of deferred fees and costs	1,222,911	1,198,237	1,182,106	1,078,077
Allowance for loan and lease losses	(6,332)	(6,058)	(5,398)	(4,400)
Loans, net	1,216,579	1,192,179	1,176,708	1,073,677
Federal Home Loan Bank & Atlantic Community Bancshares stock	1,614	11,014	12,289	1,062
Premises and equipment, net	24,125	21,797	22,429	21,631
Accrued interest receivable	10,589	10,496	10,271	9,471
Intangible assets, net	6,906	5,682	6,074	4,929
Other real estate owned	104	-	-	-
Deferred tax asset, net	37,862	29,765	28,870	36,207
Investment in unconsolidated entity	127,430	157,396	162,275	178,520
Assets held for sale from discontinued operations	360,711	386,155	487,373	583,909
Other assets	50,683	55,519	60,203	47,629
Total assets	$4,840,882	$4,217,511	$4,401,775	$4,765,823

Liabilities:
Deposits
Demand and interest checking	$3,816,524	$3,364,103	$3,569,669	$3,602,376
Savings and money market	421,780	402,832	389,851	383,832
Time deposits	-	-	101,160	428,549
Total deposits	4,238,304	3,766,935	4,060,680	4,414,757

Securities sold under agreements to repurchase	274	353	318	925
Short-term borrowings	-	70,000	-	-
Long-term borrowings	263,099	-	-	-
Subordinated debenture	13,401	13,401	13,401	13,401
Other liabilities	27,112	27,744	37,094	16,739
Total liabilities	$4,542,190	$3,878,433	$4,111,493	$4,445,822

Shareholders' equity:
Common stock - authorized, 75,000,000 shares of $1.00 par value; 55,419,204 and 37,861,303 shares issued at December 31, 2016 and 2015, respectively	55,419	55,419	37,945	37,861
Treasury stock (100,000 shares)	(866)	(866)	(866)	(866)
Additional paid-in capital	360,564	359,793	301,680	300,549
Accumulated deficit	(112,212)	(83,169)	(57,721)	(15,449)
Accumulated other comprehensive income (loss)	(4,213)	7,901	9,244	(2,094)
Total shareholders' equity	298,692	339,078	290,282	320,001

Total liabilities and shareholders' equity	$4,840,882	$4,217,511	$4,401,775	$4,765,823

Average balance sheet and net interest income	Three months ended December 31, 2016			Three months ended December 31, 2015
	(dollars in thousands)
	Average		Average	Average		Average
Assets:	Balance	Interest	Rate	Balance	Interest	Rate
Interest-earning assets:
Loans net of unearned fees and costs **	$1,717,927	$18,374	4.28%	$1,416,176	$14,502	4.10%
Leases - bank qualified*	21,018	414	7.88%	28,658	487	6.80%
Investment securities-taxable	1,371,209	8,437	2.46%	1,022,914	5,290	2.07%
Investment securities-nontaxable*	37,529	156	1.66%	248,662	2,203	3.54%
Interest earning deposits at Federal Reserve Bank	403,834	560	0.55%	751,126	595	0.32%
Federal funds sold and securities purchased under agreement to resell	39,485	151	1.53%	31,406	112	1.43%
Net interest earning assets	3,591,002	28,092	3.13%	3,498,942	23,189	2.65%

Allowance for loan and lease losses	(5,781)			(4,178)
Assets held for sale from discontinued operations	377,044	3,238	3.44%	617,983	6,650	4.30%
Other assets	257,469			321,170
	$4,219,734			$4,433,917

Liabilities and Shareholders' Equity:
Deposits:
Demand and interest checking	$3,405,296	$2,182	0.26%	$3,518,223	$2,689	0.31%
Savings and money market	407,039	498	0.49%	378,301	581	0.61%
Time	-	-	0.00%	174,530	263	0.60%
Total deposits	3,812,335	2,680	0.28%	4,071,054	3,533	0.35%

Short-term borrowings	55,913	96	0.69%	18,152	12	0.00%
Repurchase agreements	304	-	0.00%	1,148	1	0.35%
Subordinated debt	13,401	137	4.09%	13,401	120	3.58%
Total deposits and interest bearing liabilities	3,881,953	2,913	0.30%	4,103,755	3,666	0.36%

Other liabilities	18,896			13,313
Total liabilities	3,900,849			4,117,068

Shareholders' equity	318,885			316,849
	$4,219,734			$4,433,917
Net interest income on tax equivalent basis*		$28,417			$26,173

Tax equivalent adjustment		200			942

Net interest income		$28,217			$25,231
Net interest margin *			2.84%			2.52%

* Full taxable equivalent basis, using a 35% statutory tax rate.
** Includes loans held for sale.

Average balance sheet and net interest income	Year ended December 31, 2016			Year ended December 31, 2015
	(dollars in thousands)
	Average		Average	Average		Average
Assets:	Balance	Interest	Rate	Balance	Interest	Rate
Interest-earning assets:
Loans net of unearned fees and costs **	$1,587,306	$66,436	4.19%	$1,245,189	$48,733	3.91%
Leases - bank qualified*	20,718	1,748	8.44%	25,126	1,734	6.90%
Investment securities-taxable	1,303,445	31,219	2.40%	989,705	19,918	2.01%
Investment securities-nontaxable*	54,271	1,139	2.10%	452,526	16,646	3.68%
Interest earning deposits at Federal Reserve Bank	466,728	2,237	0.48%	935,093	2,354	0.25%
Federal funds sold and securities purchased under agreement to resell	30,448	450	1.48%	40,402	578	1.43%
Net interest-earning assets	3,462,916	103,229	2.98%	3,688,041	89,963	2.44%

Allowance for loan and lease losses	(4,741)			(4,111)
Assets held for sale	490,115	18,275	3.73%	715,116	28,925	4.04%
Other assets	266,777			311,501
	$4,215,067			$4,710,547

Liabilities and Shareholders' Equity:
Deposits:
Demand and interest checking	$3,347,191	$9,399	0.28%	$3,975,475	$10,982	0.28%
Savings and money market	394,434	1,526	0.39%	337,168	1,867	0.55%
Time	77,576	447	0.58%	44,789	275	0.61%
Total deposits	3,819,201	11,372	0.30%	4,357,432	13,124	0.30%

Short-term borrowings	57,517	359	0.62%	4,575	12	0.26%
Repurchase agreements	685	2	0.29%	5,224	15	0.29%
Subordinated debt	13,401	520	3.88%	13,401	448	3.34%
Total deposits and interest bearing liabilities	3,890,804	12,253	0.31%	4,380,632	13,599	0.31%

Other liabilities	14,916			10,403
Total liabilities	3,905,720			4,391,035

Shareholders' equity	309,347			319,512
	$4,215,067			$4,710,547
Net interest income on tax equivalent basis*		109,251			105,289

Tax equivalent adjustment		1,010			6,433

Net interest income		$108,241			$98,856
Net interest margin *			2.74%			2.37%

* Full taxable equivalent basis, using a 35% statutory tax rate.
** Includes loans held for sale.

Allowance for loan and lease losses:	Year ended
	December 31,	December 31,
	2016	2015
	(dollars in thousands)

Balance in the allowance for loan and lease losses at beginning of period (1)	$4,400	$3,638

Loans charged-off:
SBA non real estate	128	111
SBA commercial mortgage	-	-
Direct lease financing	119	30
Other consumer loans	1,211	1,220
Total	1,458	1,361

Recoveries:
SBA non real estate	1	-
Direct lease financing	17	-
Other consumer loans	12	23
Total	30	23
Net charge-offs	1,428	1,338
Provision charged to operations	3,360	2,100

Balance in allowance for loan and lease losses at end of period	$6,332	$4,400
Net charge-offs/average loans	0.09%	0.11%
Net charge-offs/average assets	0.03%	0.03%
(1) Excludes activity from assets held for sale

Loan portfolio:	December 31,	September 30,	June 30,	December 31,
	2016	2016	2016	2015
	(dollars in thousands)

SBA non real estate	$74,644	$74,262	$71,596	$68,887
SBA commercial mortgage	126,159	117,053	116,617	114,029
SBA construction	8,826	6,317	3,751	6,977
Total SBA loans	209,629	197,632	191,964	189,893
Direct lease financing	346,645	332,632	315,639	231,514
SBLOC	630,400	621,456	607,017	575,948
Other specialty lending	11,073	20,076	40,543	48,315
Other consumer loans	17,374	19,375	20,005	23,180
	1,215,121	1,191,171	1,175,168	1,068,850
Unamortized loan fees and costs	7,790	7,066	6,938	9,227
Total loans, net of deferred loan fees and costs	$1,222,911	$1,198,237	$1,182,106	$1,078,077

Small business lending portfolio:	December 31,	September 30,	June 30,	December 31,
	2016	2016	2016	2015
	(dollars in thousands)

SBA loans, including deferred fees and costs	215,786	203,196	197,544	197,966
SBA loans included in HFS	154,016	146,450	136,660	109,174
Total SBA loans	$369,802	$349,646	$334,204	$307,140

Capital ratios:	Tier 1 capital to average	Tier 1 capital to risk-weighted	Total capital to risk-weighted	Common equity tier 1 to risk
	assets ratio	assets ratio	assets ratio	weighted assets
As of December 31, 2016
The Bancorp, Inc.	7.06%	13.84%	14.13%	13.84%
The Bancorp Bank	6.83%	13.31%	13.60%	13.31%
"Well capitalized" institution (under FDIC regulations)	5.00%	8.00%	10.00%	6.50%

As of December 31, 2015
The Bancorp, Inc.	7.17%	14.67%	14.88%	14.67%
The Bancorp Bank	6.90%	13.98%	14.18%	13.98%
"Well capitalized" institution (under FDIC regulations)	5.00%	8.00%	10.00%	6.50%

	Three months ended		Year ended
	December 31,		December 31,
	2016	2015	2016	2015
Selected operating ratios:
Return on average assets (annualized)	nm	1.67%	nm	0.28%
Return on average equity (annualized)	nm	23.31%	nm	4.19%
Net interest margin	2.84%	2.52%	2.74%	2.37%
Book value per share	$5.40	$8.47	$5.40	$8.47

	December 31,	September 30,	June 30,	December 31,
	2016	2016	2016	2015
Asset quality ratios:
Nonperforming loans to total loans (2)	0.30%	0.58%	0.53%	0.22%
Nonperforming assets to total assets (2)	0.08%	0.16%	0.14%	0.05%
Allowance for loan and lease losses to total loans	0.52%	0.51%	0.46%	0.41%

Nonaccrual loans	$2,972	$4,021	$3,147	$1,927
Other real estate owned	104	-	-	-
Total nonperforming assets	$3,076	$4,021	$3,147	$1,927

Loans 90 days past due still accruing interest	$661	$2,933	$3,172	$403

(2) Nonperforming loan and asset ratios include nonaccrual loans and loans 90 days past due still accruing interest.

	Three months ended
	December 31,	September 30,	June 30,	December 31,
	2016	2016	2016	2015
	(in thousands)
Gross dollar volume (GDV) (1):
Prepaid card GDV	$10,647,520	$10,459,097	$11,442,294	$9,839,782

(1) Gross dollar volume represents the total dollar amount spent on prepaid and debit cards issued by The Bancorp.

Cumulative analysis of marks on discontinued commercial loan principal
(dollars in millions)

	Commercial loan principal 12.31.16		Cumulative marks 12.31.16	Mark chargedowns 6.30.16	Cumulative marks	% to principal
12 loan relationships >$8 million	$232	$232
Add back mark chargedowns to principal		20
Total principal to compare to cumulative marks		$252	$40	$20	$60	24%

Other loans	92		10	-	10	11%
Total discontinued loan principal *	$324		$50	$20	$70

* Of the $324 million commercial loan principal at 12.31.16, $93.5 million was non performing.

Discontinued operations portfolio composition 12/31/2016:

Collateral type	Unpaid principal balance	Mark 12.31.16	Mark as % of portfolio
	(dollars in millions)
Commercial real estate - non-owner occupied:
Retail	$60	$24.5	41%
Other	51	0.2	-
Office	15	0.2	1%
Construction and land	83	2.1	3%
Commercial non-real estate and industrial	38	15.5	41%
1 to 4 family construction	31	1.3	4%
First mortgage residential non-owner occupied	21	5.2	25%
Commercial real estate owner occupied:
Retail	11	0.2	2%
Other	2	-	-
Office	-	-	-
First mortgage residential owner occupied	4	0.2	5%
Multifamily	3	-	-
Residential junior mortgage	3	0.1	3%
Other	2	-	-
Total	$324	$49.5	15%

Analysis of Walnut Street marks:

	Loan activity	Marks
	(dollars in millions)

Original Walnut Street loan balance 12.31.14	$267
Marks through 12.31.14 sale date	(58)	$(58)
Sales price of Walnut Street	209
Equity investment from independent investor	(16)
12.31.2014 Bancorp book value	193
Additional marks 2015 and 2016	(42)	(42)
Payments received	(24)
12.31.2016 Bancorp book value*	$127

Total marks		$(100)
Divided by:
Original Walnut Street loan balance		$267
Percentage of total mark to original balance		37%

* Approximately 21% of expected principal recoveries were classified as non performing as of 12.31.16.

Walnut Street portfolio composition 12/31/2016:

Collateral type	% of Portfolio
Commercial real estate non-owner occupied
Retail	25.2%
Other	23.4%
Office	19.7%
Construction and land	19.7%
Commercial non real estate and industrial	4.7%
First mortgage residential owner occupied	3.5%
First mortgage residential non-owner occupied	2.7%
Other	1.1%
Total	100.0%